Exhibit 99.1

Accelrys, Inc. and Symyx Technologies, Inc. Announce Merger

Creates a New Leader in Scientific Informatics Software

SAN DIEGO and SANTA CLARA, CALIF., April 05, 2010 – Accelrys, Inc. (NASDAQ: ACCL) and Symyx Technologies, Inc. (NASDAQ: SMMX) today announced that they have signed a merger agreement that will establish a new leader in scientific informatics software.

The merger, structured as a tax-free, all-stock merger of equals, was approved by both companies’ Boards of Directors. On a combined basis, Accelrys and Symyx have a pre-announcement market capitalization of approximately $335 million, cash reserves of approximately $150 million (net of transaction costs), and no debt.  Under the terms of the agreement, Symyx shareholders will receive 0.7802 shares of Accelrys common stock for each share of Symyx.   Following the completion of the merger, Accelrys and Symyx shareholders will each own approximately 50 percent of the combined company.   After a period of initial integration, full year net cost synergy savings are expected to be in the range of $10 million - $15 million.  Additionally, the transaction is expected to be materially accretive to Non GAAP Earnings per Share.

The merger is expected to be completed by the end of June 2010, subject to customary closing conditions, shareholder and regulatory approvals.

Max Carnecchia, chief executive officer of Accelrys, will serve as chief executive officer of the combined company. Isy Goldwasser, chief executive officer of Symyx Technologies, will serve a transitional role in the combined company. The company will be headquartered in San Diego, California.

“Scientific R&D organizations are challenged by the need to increase productivity and performance while grappling with budget pressures, restructuring, changes in scientific processes, and globally dispersed operations,” said Max Carnecchia, chief executive officer of Accelrys.  “These forces are creating profound changes in the processes of scientific discovery and the way R&D teams interact.  New software solutions are urgently required to address these fundamental changes, and the merger of Accelrys and Symyx creates a new, leading-force in the industry to address this situation.”

“The merger of Accelrys and Symyx creates a differentiated company that is uniquely qualified to advance the state of the scientific informatics software industry,” said Isy Goldwasser, chief executive officer of Symyx Technologies. "No other company combines our deep domain knowledge in chemistry, biology and materials science, enterprise software capabilities (in scientific data management, decision support and analytics), professional expert services, and a broad choice of partners.  This powerful and synergistic combination with Accelrys allows us to meet the changing needs of our customers by delivering more agile, flexible and open scientific R&D environments through adaptive end-to-end workflow solutions.”

The combined company will have more than 1,350 customers, including 29 of the top 30 biopharmaceutical companies, all five top chemical companies, all five top aerospace companies, three of the five top consumer packaged goods companies, a number of top US Federal Government Agencies, as well as many top academic institutions.

About Accelrys, Inc.
Headquartered in San Diego, California, Accelrys develops scientific business intelligence software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Customers include many Fortune 500 companies and other commercial entities, as well as academic and government entities. Accelrys has a vast portfolio of computer-aided design modeling and simulation offerings which assist customers in conducting scientific experiments 'in silico' in order to reduce the duration and cost of discovering and developing new drugs and materials. Its scientific business intelligence platform underlies the company's computer-aided design modeling and simulation offerings. The Accelrys platform can be used with both Accelrys and competitive products, as well as with customers' proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. For more information about Accelrys, visit www.accelrys.com.

About Symyx Technologies, Inc.
Symyx Technologies, Inc. (NASDAQ: SMMX) helps R&D-based companies in life sciences, chemicals, energy, and consumer and industrial products achieve breakthroughs in innovation, productivity, and return on investment. Symyx software and scientific databases power laboratories with the information that generates insight, enhances collaboration and drives productivity. Products include a market-leading electronic laboratory notebook, decision support software, chemical informatics and sourcing databases. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Financial Advisors
Jefferies & Company, Inc., acted as financial advisors to Accelrys and UBS Investment Bank acted as financial advisors to Symyx.

Conference Call
Accelrys will conduct a conference call at 9.00am EST on April 5, 2010 to discuss the merger.  To participate, please dial (866) 393-7459 (or +1-706-643-4624 if outside the United States) and enter the access code 67120774, approximately 15 minutes before the scheduled start of the call.  The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online in the Investor Relations section of the Accelrys website and via telephone by dialing (800) 642-1687 (+1-706-645-9291 outside the United States) and entering access code 67120774, beginning 12.00pm EST from April 5, 2010 through 11.59pm EST on May 5, 2010.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed merger; the benefits and synergies expected to result from the proposed merger; the anticipated customer base for Accelrys and Symyx following the completion of the proposed merger; and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Accelrys and Symyx and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and neither Accelrys nor Symyx undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Accelrys and Symyx; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; litigation or adverse judgments relating to the proposed merger; risks relating to the consummation of the contemplated merger, including the risk that the required stockholder approval might not be obtained in timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions.  Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Accelrys for the year ended March 31, 2009, which was filed with the SEC on May 26, 2009, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Symyx for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Accelrys and Symyx.

Accelrys and Symyx  also noted that a preliminary, draft press release relating to their transaction was inadvertently disseminated on April 2, 2010.  The companies retract the errant April 2 release, which was issued in error.

Important Merger Information and Additional Information and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Accelrys and Symyx will file relevant materials with the SEC, including the filing by Accelrys of a Registration Statement on Form S-4 containing a joint proxy statement/prospectus.  Investors are strongly urged to read the joint proxy statement/prospectus when it becomes available and other documents filed with the SEC by Accelrys and Symyx, because they will contain important information about Accelrys, Symyx and the proposed merger. The joint proxy statement/prospectus and other documents that will be filed by Accelrys and Symyx with the SEC will be available free of charge at the SEC’s website, www.sec.gov, by directing a request when such a filing is made to Accelrys, Inc., 10188 Telesis Court, San Diego, California 92121-1761, Attention: Corporate Secretary or by directing a request when such a filing is made to Symyx Technologies, Inc., 3100 Central Expressway, Santa Clara, California 95051, Attention: Corporate Secretary.

Accelrys, Symyx and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Accelrys is set forth in Accelrys’ most recent definitive proxy statement, which was filed with the SEC on July 21, 2009.  Information about the directors and executive officers of Symyx is set forth in Symyx’s most recent definitive proxy statement, which was filed with the SEC on April 29, 2009.  Certain directors and executive officers of Accelrys and Symyx may have direct or indirect interests in the proposed merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus Accelrys and Symyx will file with the SEC when it becomes available.

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For more information:

Maria Krinsky	Raymond Deplazes
Kickstart for Accelrys	The Racepoint Group for Symyx Technologies, Inc.
(415) 509-0498	(415) 694-6715
mkrinsky@kickstartconsulting.com	rdeplazes@racepointgroup.com

Accelrys, Inc.
Michael A. Piraino
Senior Vice President and Chief Financial Officer
(858) 799-5200

Investor Relations
MKR Group
Charles Messman or Todd Kehrli, 323-468-2300
accl@mkr-group.com